Exhibit 99.1

XpresSpa Signs Contract with JFK International Air Terminal LLC for COVID-19 Screening and Testing Location

Working with the Port Authority of New York and New Jersey on Site Selection to Expand Testing to Other Locations

Announces Brand Launch of XpresCheck, Which Will Operate Under Company’s XpresTest Subsidiary

NEW YORK, May 22, 2020 - XpresSpa Group, Inc. (Nasdaq: XSPA) (“XpresSpa” or the “Company”), a health and wellness company, today provided a business update related to its objective of pursuing COVID-19 screening and testing in convenient and accessible locations at U.S. airports.

The Company is pleased to announce that it has signed a contract with JFK International Air Terminal LLC (“JFKIAT”) to pilot test its concept of providing diagnostic COVID-19 tests located in Terminal 4. To facilitate the JFK pilot test, the Company has signed an agreement with JFKIAT for a new modular constructed testing facility within the terminal. The site will host nine separate testing rooms with a capacity to administer over 500 tests per day. The Company intends to offer its services to airline employees, contractors and workers, concessionaires and their employees, TSA officers, and U.S. Customs and Border Protection agents.

All COVID-19 screening and testing will be conducted by a newly launched brand, XpresCheck™, which will operate under the Company’s XpresTest® subsidiary.

The Company is also working closely with the Port Authority of New York and New Jersey to bring XpresCheck locations to other locations. A formal announcement with additional details is expected to be made in the coming weeks in conjunction the Port Authority of New York and New Jersey and JFKIAT.

In addition, the Company is in discussions with other U.S. airports regarding the temporary conversions of existing XpresSpa locations into XpresCheck testing sites as it looks to roll out this concept further.

The Company also announced the launch of XpresCheck, the operating brand under which the Company’s previously formed XpresTest subsidiary will screen and test for COVID-19. Although the JFK pilot test site will be in a newly constructed modular facility, the Company is discussing temporary conversions of existing XpresSpa locations into XpresCheck testing sites as it looks to roll out this concept to other U.S. airports.

Doug Satzman, XpresSpa CEO, stated, "We are thrilled to be in a position to launch our first pilot test at JFK Terminal 4 and are hopeful that this will serve as a model in other U.S. airports. The vision and close collaboration with JFKIAT senior leaders have enabled this initiative to move quickly so that we can together support the safety and health of front line airport workers and travelers as New York’s recovery plan takes form.”

About XpresSpa Group, Inc.

XpresSpa Group, Inc. (Nasdaq: XSPA) is a health and wellness holding company. XpresSpa Group’s core asset, XpresSpa, is a leading airport retailer of spa services and related health and wellness products, with 51 locations in 25 airports globally. XpresSpa offers services that are tailored specifically to the busy travel customer. XpresSpa is committed to providing exceptional customer experiences with its innovative premium spa services, as well as luxury travel products and accessories. XpresSpa provides almost one million services to customers per year at its locations in the United States, Netherlands, and the United Arab Emirates. To learn more about XpresSpa Group, visit www.XpresSpaGroup.com. To learn more about XpresSpa, visit www.XpresSpa.com.

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements relating to expectations about future results or events are based upon information available to XpresSpa Group as of today's date and are not guarantees of the future performance of the company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in XpresSpa Group’s most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XpresSpa Group, or other matters and attributable to XpresSpa Group or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XpresSpa Group does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Investor Relations:

ICR

Raphael Gross

(203) 682-8253